Exhibit 10.36

*** Indicates confidential material that has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission.  A complete copy of this agreement has been separately filed with the Securities and Exchange Commission.

EXECUTION COPY

COMMERCIAL SUPPLY AGREEMENT

This Commercial Supply Agreement (this “Agreement”) is entered into by and between Baxter Oncology GmbH, with an address at Kantstrasse 2, 33790 Halle / Westphalia, Germany (“BAXTER”) and Poniard Pharmaceuticals, Inc., a Washington corporation, having offices at 7000 Shoreline Court, Suite 270, South San Francisco, CA 94080 (“PONIARD”).

RECITALS

1.	PONIARD is engaged in the development, bulk production, formulation, sale and distribution of pharmaceutical products;

2.

BAXTER is among other pharmaceutical activities engaged in the formulation, filling, inspection, labeling and packaging of pharmaceutical products for various pharmaceutical companies including competitors of PONIARD and BAXTER;

3.	PONIARD and BAXTER desire to have BAXTER formulate, fill, inspect, package, label, test, and store pharmaceutical products for PONIARD for commercial supply.

4.	PONIARD is relying on the experience and reputation of BAXTER in being PONIARD’s source for such commercial supply, which is of utmost importance to PONIARD and its commercialization of products.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

Article 1.	DEFINITIONS

As used in this Agreement, the following words and phrases shall have the following meanings:

1.1	“Acceleration Fee” shall mean *** (***) Euro per Batch.

1.2	“Active Pharmaceutical Ingredient”, “Active” or “API” shall mean Picoplatin, also known as NX473.

1.3

“Affiliate” with respect to a person shall mean any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person. For the purposes of this definition only, “control” and, with correlative meanings, the terms “controlled by” and “under common control with”, shall mean (a) the possession, directly or indirectly, of the power to direct the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, or (b) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of a person.

1.4

“Batch” shall mean a specific quantity of a Product comprising a number of Units mutually agreed upon between PONIARD and BAXTER, and that (a) is intended to have uniform character and quality within specified limits, and (b) is Produced according to a single manufacturing order during the same cycle of Production.

1.5

“BAXTER SOPs” shall mean BAXTER’s Standard Operating Procedures, which PONIARD shall have the right to access and inspect during annual audits; provided, however, specific BAXTER SOPs can be requested and reviewed by PONIARD on an individual basis at any time.

1.6	“Competent Authorities” shall mean the United States Food and Drug Administration, Health Canada Therapeutic Products Directorate, and the EMEA or any successor entity thereto.

1.7

“Components” shall mean all components used by BAXTER in the Production of Product under this Agreement. Components are listed in the Product Master Plan and include Packaging Materials and Raw Materials.

1.8	“Component Specifications” shall mean the specifications and testing to be performed for the Components, as set forth in the Product Master Plan.

1.9

“Confidential Information” The Confidential Information of each respective party is as follows: PONIARD Confidential Information: NX 473 platinum compound technology, including the following information related to NX 473: manufacturing methods and processes, the composition, testing, storage and stability of the drug substance and drug product, trade secrets and know-how, which includes information, data and strategies relating to research and development, preclinical and clinical programs, manufacturing, product and business development, financial information, and third-party relationships. BAXTER Confidential Information: BAXTER’s contract manufacturing operations, technologies, capabilities, systems, equipment, procedures, and bid proposals relating to its contract manufacturing, and its financial records and other related information. Confidential Information does not include information

(a) that was available to the public through no fault of Recipient, or

(b) Recipient already possessed prior to receipt from Discloser, or

(c) Recipient acquired from a third party without obligation of confidence, or

(d) was independently developed by or for Recipient.

1.10

“Current Good Manufacturing Practices” or “cGMP” shall mean the good manufacturing practices required by the Competent Authorities and set forth in the applicable law, policies or guidelines, in effect at any time during the term of this Agreement, for the Production and testing of pharmaceutical materials as applied solely to Product.

1.11

“Data” shall mean analytical validation reports and methods, development reports, master batch records, executed master batch records, raw material specifications, Active specifications and results of any type arising from the services under this Agreement. For the avoidance of doubt, Data does not include BAXTER’s Proprietary Information.

1.12	“Delivery Date” shall mean the date that Product is to be made available for pick up at BAXTER’s facility by a common carrier designated by PONIARD.

1.13	“Effective Date” shall mean the date on which the second of both parties has duly signed this Agreement.

1.14	“FD&C Act” shall mean the United States Federal Food and Cosmetic Act, as amended, or any corresponding Act in each jurisdiction.

1.15

“Intellectual Property” shall mean ideas, concepts, discoveries, inventions, developments, know-how, trade secrets, techniques, methodologies, modifications, innovations, improvements, writings, documentation, data, rights or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which contained, and whether or not patentable, copyrightable or otherwise protectable under state, federal or foreign patent, trademark, copyright or similar laws, and all patents, copyrights and trademarks related thereto. BAXTER agrees that PONIARD will retain sole and exclusive rights of ownership in and to any PONIARD Confidential Information.

1.16	“Master Batch Record” shall mean, with respect to the Presentation of Product to be Produced hereunder, a formal set of instructions for the Production of the Presentation of such Product.

1.17	“NDA” shall mean the FDA-required New Drug Application.

1.18

“Packaging Materials” as used in this Agreement shall mean any material employed in the packaging of the Product, excluding any outer packaging used for transportation or shipment. Packaging Materials are referred to as primary or secondary according to whether or not they are intended to be in direct contact with the Product. All Packaging Materials are listed in the Product Master Plan.

1.19	“PONIARD Trademarks” shall mean the proprietary mark(s) for Product owned by PONIARD as stated in the Product Master Plan.

1.20	“Presentation” shall mean the specific formula and Components for the Product.

1.21

“Process Intellectual Property” shall mean any Intellectual Property that constitutes new manufacturing technologies, methods, processes or techniques, or improvements to existing manufacturing technologies, methods, processes or techniques, and that is broadly applicable to pharmaceutical products in general. Process Intellectual Property shall not include such Intellectual Property that (i) is only applicable to Product or the Active or (ii) requires the use of Product or the Active Pharmaceutical Ingredient.

1.22	“Produce” or “Production” shall mean the formulation, filling, packaging, inspecting, labeling and testing of Product by BAXTER.

1.23	“Product” shall mean product as specified in the Product Master Plan that is to be Produced under this Agreement.

1.24

“Product Intellectual Property” shall mean any Intellectual Property relating to a Product, the Active or their manufacture, or arising out of performance of this Agreement or any use of PONIARD’s Intellectual Property, the Product or the Active. Product Intellectual Property does not include Process Intellectual Property.

1.25

“Product Master Plan” shall mean an addendum to this Agreement for the Product Produced hereunder, which may include, without limitation, the Product, Product Specifications, Components, Component Specifications, Raw Materials, Regulatory Authorities, the countries where such Product will be sold, Presentations, and pricing for such Product Produced under this Agreement as set forth in Section 2.1.

1.26	“Product Requirements” shall mean the Product Specifications, and cGMPs of those countries as set forth in the Product Master Plan.

1.27

“Product Specifications” shall mean, with respect to Product, the specifications and testing to be performed for the Raw Materials, the Product, and/or the stability program that are set forth in BAXTER’s SOP’s and the Master Batch Records. The Product Specifications include all tests that BAXTER is required to conduct or cause to be conducted as specified in the Product Master Plan. The Product Specifications may be modified from time to time only by a written agreement of both PONIARD and BAXTER.

1.28

“Purchase Order” shall mean written orders from PONIARD to BAXTER which shall specify (a) the quantity of Product ordered, (b) shipping instructions (e.g. choice of container, temperature requirements), and (c) delivery dates.

1.29

“Quality Agreement” shall mean an addendum to this Agreement under which the Parties allocate and coordinate the responsibilities with respect to quality system elements functions as set forth in Section 2.2.

1.30

“Raw Material” shall mean all materials used by BAXTER in the Production of Product under this Agreement with the exception of Packaging Materials. All Raw Materials are listed in the Product Master Plan.

1.31

“Regulatory Approval” shall mean all authorizations by the appropriate Regulatory Authority necessary for commercial sale in a jurisdiction, including without limitation, approval of labeling and Production.

1.32

“Regulatory Authority” shall mean those agencies or authorities responsible for regulation of the Product in the respective country of distribution. BAXTER shall have no obligation to Produce Product in compliance with the explicit requirements of a Regulatory Authority not specified in the applicable Product Master Plan.

1.33

“Released Executed Batch Record” shall mean the completed batch record and associated deviation reports, investigation reports, and Certificates of Analysis created for each Batch of Product as specified in the Product Master Plan.

1.34	“Reservation Fees” shall be the fees payable by PONIARD for modification or cancellation of a Firm Purchase Order as set forth in the Product Master Plan.

1.35	“Rolling Forecast” shall be defined in Section 4.1.

1.36	“Unit” shall mean an individually packaged dose of a Product, including by way of example only, vial, as specified in the Product Master Plan.

Article 2.	PRODUCT MASTER PLAN, QUALITY AGREEMENT

2.1

Product Master Plan. For the Product to be Produced by BAXTER hereunder, the parties shall agree in writing upon a Product Master Plan. In no event shall BAXTER be required to schedule the Production of any Product until a Product Master Plan for such Product has been approved in writing by both BAXTER and PONIARD.

2.2

Quality Agreement. For the Production by BAXTER hereunder, the parties shall conclude a Quality Agreement to allocate and coordinate the responsibilities of the pharmaceutical quality functions and systems that control and assure the Product is Produced in compliance with Regulatory Authority requirements and meets the Product Requirements. In no event shall BAXTER be required to schedule the Production of any Product until a Quality Agreement has been duly signed by both BAXTER and PONIARD.

2.3

Amendment of Plans. The Product Master Plan may be amended from time to time, as the parties’ experience with the development, Production, testing and use of the Product warrants, only upon mutual written agreement of PONIARD and BAXTER.

2.4

Governing Document. Upon execution of any Quality Agreement or Product Master Plan, such Plan / Agreement shall be deemed to be incorporated herein and by reference and made an integral part of this Agreement. In case of any inconsistencies between this Agreement and the Quality Agreement, the Quality Agreement will prevail for matters of quality and Regulatory Authority compliance and this Agreement shall prevail for all business, legal, or financial issues, unless otherwise explicitly agreed to in writing by the Parties.

2.5

Effect of Failure to Execute Plans or Addendum. Neither party shall be obligated under this Agreement with respect to a Product if the parties have failed to execute a Quality Agreement and Product Master Plan with respect to the Product; provided, however, that PONIARD shall reimburse BAXTER for all non-cancelable costs incurred by BAXTER for work performed and Components ordered with respect to such Product.

Article 3.	PURCHASE AND SUPPLY OF PRODUCT

3.1	Agreement to Purchase and Supply. Pursuant to the terms and conditions of this Agreement, PONIARD shall purchase from BAXTER the Binding

Forecast of Product, and BAXTER shall Produce and deliver to PONIARD the Binding Forecast of Product, in accordance with and subject to Section 4.2.

3.2

Reproduction, Rework or Reprocessing. If during the Production of any Batch of Product, any reprocessing, rework, or reproduction is required in order to meet the Product Specifications, BAXTER shall conduct such reprocessing, rework, or reproduction in compliance with cGMP’s. Any reprocessing, rework, reproduction, concerning compounding, aseptic filling, or capping must be approved in writing by PONIARD prior to implementation. If such reprocessing, rework, or reproduction is requested by PONIARD and not due to the failure of BAXTER to Produce according to Product Requirements, PONIARD shall be responsible for, and promptly reimburse BAXTER for all costs and expenses incurred in connection with such reprocessing, rework, reproduction, or change.

3.3

Purchase of Packaging Materials. BAXTER will purchase the Packaging Materials itemized in the Product Master Plan and marked “BAXTER”, primary container Components and secondary packaging materials, required to Produce the Product in sufficient quantity to fulfill PONIARD’s Purchase Order for Product.

3.4

Components. BAXTER will purchase the Components itemized in the Product Master Plan and marked with “BAXTER” in quantities sufficient to meet PONIARD’s Purchase Orders for Product consistent with Article 4. PONIARD shall supply BAXTER *** with the Components itemized in the Product Master Plan and marked with “PONIARD” in quantities sufficient to meet PONIARD’s Purchase Orders for Product consistent with Article 4. PONIARD is responsible for the timely delivery of all Components including all required documents itemized in the Product Master Plan and marked with “PONIARD”. The responsibility for vendor / supplier qualification is set forth in the Product Master Plan.

3.5

Importer of Record. In the event any material or equipment to be supplied by PONIARD is imported into Germany for delivery to BAXTER (“Imported Goods”), such Imported Goods shall be imported DDP Halle/Künsebeck (Incoterms 2000). PONIARD shall be the “Importer of Record” of such Imported Goods. As the Importer of Record, PONIARD shall be responsible for all aspects of the Imported Goods including, without limitation (a) customs and other regulatory clearance of Imported Goods, (b) payment of all tariffs, duties, customs, fees, expenses and charges payable in connection with the importation and delivery of the Imported Goods, and (c) keeping all records, documents, correspondence and tracking information required by applicable laws, rules and regulations arising out of or in connection with the importation or delivery of the Imported Goods.

3.6	Storage

3.6.1

Product Storage. In no event shall BAXTER be required to store Product for more than *** (***) days after the Product release without BAXTER’s prior written consent and PONIARD’s agreement to reimburse BAXTER for *** costs incurred in connection with such storage as set fort in the Product Master Plan.

3.6.2

Third Party Storage. BAXTER shall be permitted to store Product and Components in third party storage facilities, provided that BAXTER provides PONIARD with *** (***) days prior notice if such facilities are used; the decision to use such facilities shall be at the discretion of BAXTER.

Article 4.	FORECASTS, ORDERS, and CAPACITY

4.1

Forecasts.  Commencing on the Effective Date of this Agreement and prior to *** of each year during the Term, PONIARD will provide to BAXTER in writing *** forecast of PONIARD’s estimated *** Product requirements for the next *** (***) calendar years (the “Long Range Forecast”).  The parties specifically agree that such Long Range Forecasts will be for general planning purposes only, and shall not be binding on PONIARD or BAXTER.  Commencing on the Effective Date of this Agreement and prior to the ***calendar day of each *** thereafter, PONIARD will provide BAXTER in writing a *** (***) *** rolling forecast of the requested Product amounts to be delivered (the “Rolling Forecast”).  The first *** of the Rolling Forecast shall specify quantities required by ***. The first *** (***) *** of the Rolling Forecast shall be binding upon both parties (the “Binding Forecast”).

4.2

Product Orders. During ***, BAXTER shall supply PONIARD with the quantity of Product ordered by PONIARD, unless the quantity for *** exceeds the greater of either *** or *** (***%) of the total forecasted quantity for the *** set forth in the most recent Long Range Forecast (the “Maximum Quantity”); in which event BAXTER shall use good faith efforts to supply quantities in excess of the Maximum Quantity.  During ***, PONIARD shall request product for delivery of not less than either the smaller of *** less than or *** (***%) of the total forecasted quantity for the *** set forth in the most recent Long Range Forecast (the “Minimum Quantity”).  However, in the event that PONIARD requests for delivery are less than the Minimum Quantity for the ***, then PONIARD shall pay to BAXTER the difference between the Purchase Price of Product actually requested for delivery and the Purchase Price of the Minimum Quantity.

4.3

Purchase Orders.  PONIARD shall submit Purchase Orders to BAXTER for the purchase of Product pursuant to this Agreement.  PONIARD shall not, without the written consent of BAXTER, request a delivery date in a Purchase Order earlier than *** (***) months from the date PONIARD submits the Purchase Order.

BAXTER shall provide a confirmation of receipt of each Purchase Order setting forth the Delivery Date that BAXTER will meet and setting forth BAXTER’s filling date for such order within *** days of receiving the PONIARD Purchase Order.  Upon sending of the confirmation, such Purchase Order shall become a “Firm Purchase Order.”

If BAXTER is unable to meet the delivery date specified by PONIARD, BAXTER shall so notify PONIARD within *** (***) days of receiving PONIARD’s Purchase Order and establish an alternative Delivery Date, which shall not be more than *** (***) calendar days later than the initial delivery date designated by PONIARD in its Purchase Order.

In the event that PONIARD modifies or cancels a Firm Purchase Order without BAXTER’s written consent, PONIARD shall pay the Reservation Fees as set forth in the Product Master Plan.  To the extent of any conflict between Purchase Orders submitted by PONIARD and this Agreement, this Agreement shall control.

PONIARD shall order full Batches of Product on a single Purchase Order.

4.4

Component Delivery Delays. BAXTER shall have no responsibility for delays in delivery of Product caused by delays in receipt of Components supplied by Poniard; provided BAXTER has complied with the vendor purchasing requirements and lead times. Timely delivery shall mean that the respective Component and the required documents reach BAXTER at least *** (***) working days prior to the scheduled manufacturing date of such Product determined by the Firm Purchase Order. BAXTER shall notify PONIARD if any BAXTER supplied components have not been received at least *** (***) working days prior to the scheduled manufacturing date and which will also compromise the scheduled manufacturing date. Baxter shall use good faith efforts to reschedule the Production of Product as soon as possible. Notwithstanding anything in this Agreement to the contrary, in the event that BAXTER receives the API and associated GMP documents for the Production of Product from PONIARD less than *** (***) working days prior to the scheduled manufacturing date of such Product, but greater than *** (***) working days prior to the scheduled manufacturing date and within sufficient time to Produce such Product by such scheduled date as determined by BAXTER in its sole discretion, BAXTER may charge PONIARD an Acceleration Fee as set forth in the Product Master Plan.

Article 5.	PRICE

5.1	Product Purchase Price. The price to be paid by PONIARD for the Product (“Purchase Price”) shall be set forth in the Product Master Plan.

5.2

Purchase Price Adjustment. Upon the *** of the date of this Agreement and on each *** thereafter, the Purchase Price of such Product may be adjusted by BAXTER upon written notice to PONIARD at least *** (***) days prior to such anniversary by the increase in the Index of Producer Prices of Industrial Products as published by the Statistischen Bundesamt (German Federal Authority for Statistics) for the previous *** plus ***.

Article 6.	SHIPMENT AND INVOICING

6.1

Delivery Terms. Product shall be delivered to PONIARD, or to a location designated by PONIARD in the Purchase Order, EXW (Incoterms, 2000) BAXTER’s facility in Halle/Künsebeck, Westphalia, Germany freight collect, by a common carrier designated by PONIARD, at PONIARD’s expense.

PONIARD shall procure, at its cost, insurance covering damage or loss to the Product during shipping.

6.2

Exporter of Record. PONIARD shall be the exporter of record for any Product shipped out of Germany, as PONIARD remains the owner of the Product. PONIARD shall export Product from Germany in compliance with all applicable German export laws and regulations and all applicable import laws and regulations into the country of importation.

PONIARD shall be responsible for obtaining and paying for any licenses or other governmental authorization(s) necessary for the exportation from Germany. PONIARD shall select and pay the freight forwarder who shall solely be PONIARD’s agent. PONIARD and its freight forwarder shall be solely responsible for preparing and filing the Shipper’s Export Declaration and any other documentation required for the export.

6.3

Subsequent Export. PONIARD agrees and represents that PONIARD is the owner of the API that is delivered to BAXTER for contract manufacturing services. At no time does BAXTER assume ownership or title to the API. Where the Product is destined for subsequent export or re-export, PONIARD, as owner of the Product, shall be responsible for any subsequent export or re-export and will comply with all applicable U.S. laws and regulations relating to the export or re-export, including the prohibition against unlawful transhipments. PONIARD further agrees to defend BAXTER against any action, civil or criminal, private or public, in connection with the subsequent export or re-export by PONIARD of the Product. This Agreement represents PONIARD’s express agreement of assumption of responsibility for export and re-export and that Baxter is not a Foreign Principal Party in Interest under this Agreement.

6.4

Foreign Corrupt Practices Act. Each party agrees and acknowledges it is not the agent of the other party and represents and warrants that it has not, and covenants that it will not pay anything of value to any government employee in connection with the Production or sale hereunder of the Product.

6.5	Payment Terms. The following invoicing and payment terms apply:

Status	Invoice Date	Payment Due
Commercial Batches	Date Product available for pickup as notified by BAXTER (Shipment date documents under Section 9.3)	Invoice Date + *** days

Regulatory Services	***	Receipt of Invoice

Termination	Termination date	Invoice date + *** days

Payments shall be made by wire transfer to a bank account specified by BAXTER. Each invoice shall be payable by PONIARD in accordance with the terms noted above. All prices quoted by BAXTER will be quoted in EURO and are ex value added taxes. Any payment due under this Agreement not received within the times noted above shall bear interest of *** on the outstanding balance compounded *** unless the subject of a good faith dispute. PONIARD shall have the right to dispute, in good faith, payments due under this Agreement by providing written notice of such dispute along with an explanation of such dispute to BAXTER within *** (***) days of receipt of such invoice. The Parties agree to work together in good faith to resolve such dispute within *** (***) days of written notice of dispute.

All payments will be invoiced and paid in EURO.

6.6

Default in Payment Obligations. In addition to all other remedies available to BAXTER in the event of a PONIARD default, if PONIARD fails to make payments as required hereunder, BAXTER may refuse all further Purchase Orders, refuse to Produce any Product until PONIARD’s account is paid in full, modify the foregoing terms of payment, place the account on a letter of credit basis, require full or partial payment in advance, or suspend deliveries of Product until PONIARD provides assurance of performance reasonably satisfactory to BAXTER, brings current all required payments, and/or takes other reasonable means as BAXTER may determine.

Article 7.	ACCEPTANCE OF PRODUCT

7.1	Product Conformity.

7.1.1

Within *** (***) working days after PONIARD receives the Released Executed Batch Record or CoA and CoC from BAXTER as set forth in the Quality Agreement, PONIARD shall determine whether Product and related documents conform to the Product Requirements; provided, however, that PONIARD shall have the right to revoke acceptance if, within *** (***) days of receipt of the Batch, PONIARD discovers a defect or adulteration not reasonably discoverable at time of delivery. If (a) any shipment of Product conforms to the Product Requirements, or (b) PONIARD fails to notify BAXTER in writing within the applicable time periods set forth in Section 7.1 above that any shipment of Product does not conform to the Product Requirements, then PONIARD shall be deemed to have accepted the Product and waived its right to revoke acceptance.

7.1.2

If PONIARD believes any shipment of Product does not conform to the Product Requirements, it shall notify BAXTER by e-mail confirmed by fax or letter including a detailed explanation of the non-conformity. Upon receipt of such notice, BAXTER will investigate such alleged non-conformity, and (i) if BAXTER agrees such Product is non-conforming, BAXTER and PONIARD will mutually determine a corrective action plan within *** (***) calendar days after receipt of PONIARD’s written notice of non-conformity, or such additional time as is reasonably required if such investigation or plan requires data from sources other than PONIARD or BAXTER, or (ii) if BAXTER disagrees with PONIARD’s determination that the shipment of Product is non-conforming, BAXTER shall so notify PONIARD by telephone within *** (***) working days and confirm such notice in writing by overnight delivery.

7.1.3

If the parties dispute whether a shipment of Product is conforming or non-conforming, the shipment of Product will be submitted to a mutually acceptable laboratory or consultant for resolution, whose determination of conformity or non-conformity, and the cause thereof of non-conformity, shall be binding upon the parties.  The costs of such laboratory or consultant are to be borne by the party whose determination of conformity or non-conformity was incorrect.

7.2	Remedies for Non Conforming Product

7.2.1

BAXTER shall replace such non-conforming Product within *** (***) calendar days from the date of determination by the third party of non-conformity or agreement by BAXTER of such non-conformity assuming sufficient Active will be provided by PONIARD ***, except as set forth below, in due time to carry out the manufacturing. The non-conforming Product shall be returned to BAXTER for disposal. In the event of any destruction of the non-conforming Product, the party directing the destruction shall deliver to the other an appropriate certificate of destruction.  If the non-conformity was due solely to BAXTER’s negligence or willful misconduct or solely to BAXTER’s breach of its representations or warranties under this Agreement, as may be agreed to by BAXTER or determined by the laboratory or consultant named in Section 7.1.3, BAXTER shall be responsible for the costs of disposal of the non-conforming Product, BAXTER’s costs associated with Product replacement, and BAXTER shall reimburse PONIARD for the API for the non-conforming Batch, which API reimbursement shall amount to *** (***) Euros per *** of API but in no event shall such API reimbursement amount exceed the value of the Firm Purchase Order.

	7.2.2	However, BAXTER is not responsible for defects that are caused by Components supplied by PONIARD or upon specific manufacturing instructions of PONIARD as set forth in the Product Master Plan.

7.2.3

Deviations which occur during the Production of Product and testing and that cause the Production to be non-compliant with cGMPs or registration requirements as agreed upon by BAXTER and PONIARD shall be deemed to cause such Product to be non-conforming.  Likewise, deviations which occur during Production and testing of Product, which do not cause the Product to be non-compliant with cGMPs or registration requirements, shall not be deemed to cause such Product to be non-conforming.

Article 8.	TERM AND TERMINATION

8.1	Initial Term. This Agreement shall be effective on the Effective Date and shall continue for *** (***) months thereafter (the “Initial Term”), unless earlier terminated in accordance with Sections 8.2, 8.3 or 8.5. This Agreement will be renewed automatically for one *** commencing at the expiration of the Initial Term and one *** commencing at the end of the first renewal term unless either PONIARD or BAXTER terminates this Agreement by giving the other party written notice of intent to terminate at least *** (***) months prior to the expiration of the Initial Term or the first renewal term. The Initial Term as it may be extended is referred to herein as the “Term.”

8.2

Termination for Breach. Either party may terminate this Agreement upon the material breach of any provision of this Agreement by the other party if such breach is not cured by the breaching party within thirty (30) calendar days for monetary defaults, and forty-five (45) calendar days for non-monetary defaults, after receipt by the breaching party of written notice of such default. At the option of the non-breaching party, such termination may be with respect to the entire Agreement, or only with respect to the Product, which is subject to the breach.

8.3

Termination for Financial Matters. This Agreement may be terminated immediately by either party by giving the other party written notice thereof in the event such other party makes a general assignment for the benefit of its creditors, or proceedings of a case are commenced in any court of competent jurisdiction by or against such party seeking (a) such party’s reorganization, liquidation, dissolution, arrangement or winding up, or the composition or readjustment of its debts, (b) the appointment of a receiver or trustee for or over such party’s property, or (c) similar relief in respect of such party under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debt, and such proceedings shall continue undismissed, or an order with respect to the foregoing shall be entered and continue unstayed, for a period of more than sixty (60) days.

8.4

Additional Rights and Remedies. Subject to Section 13.1, termination under this Article 8 shall be in addition to the other rights and remedies of the terminating party. Termination of this Agreement for any reason shall not relieve any party of any obligations accruing prior to such termination.

8.5

Non-cancelable Costs and Expenses. In the event of the termination or cancellation of this Agreement, except by PONIARD as a result of a breach by BAXTER pursuant to Section 8.2, PONIARD shall (a) reimburse BAXTER for all Components ordered prior to the termination notice (or after notice with PONIARD’s approval) and not cancelable at no cost to BAXTER, provided BAXTER delivers the Components to PONIARD and, upon the request of PONIARD, cancels or returns orders requested by PONIARD, with stop order or restocking charges reimbursed by PONIARD, and (b) pay BAXTER the Reservation Fees as set forth in the Product Master Plan. In addition, in the event of termination or cancellation for any reason, PONIARD shall pay prices described in Article 5 for (i) all work-in-process commenced by BAXTER and (ii) all finished Product of BAXTER; provided, that such items are for delivery under Firm Purchase Orders, are delivered to PONIARD in accordance with the terms of this Agreement and, at PONIARD’s election with respect to such work-in-process items, are turned in to finished Product in accordance with this Agreement or are not completed (for which PONIARD pays BAXTER its costs to date for such work-in-process items). BAXTER shall deliver such materials to PONIARD pursuant to Section 6.1. PONIARD shall make payment for all expenses described in this Section 8.5 thirty (30) days from the invoice date, which shall not be earlier than the date of delivery of such materials to PONIARD.

8.6

Procedure in case of Expiry of this Agreement. In case this Agreement expires pursuant to Section 8.1, PONIARD is obliged to buy from BAXTER at cost all Components at hand unless BAXTER can use these materials otherwise. Moreover, PONIARD assumes the responsibility to purchase from BAXTER all semi-finished and finished Products in stock.

8.7

Survival. Termination or expiration of this Agreement through any means or for any reason, except as set forth in Section 13.1, shall be without prejudice to the rights and remedies of either party with respect to any antecedent breach of any of the provisions of this Agreement. The provisions of Sections 8.4, 8.8, 12, 13, 14, 15, 16, 17 and 18 hereof shall survive expiration or termination of this Agreement.

8.8	Transfer of Technology

8.8.1

On termination or expiration of this Agreement through any means and for any reason, the right of BAXTER to make or use Product hereunder shall terminate and, except for termination as a result of a breach by PONIARD under Section 8.2 and not BAXTER’s breach, BAXTER shall cooperate with PONIARD by providing to PONIARD, copies or drafts of the following items, to the extent they exist, within thirty (30) days of termination:

8.8.2	BAXTER’s CMC documentation in support of PONIARD’s filing of its NDA (or its foreign equivalent) for Product;

8.8.3	Development, Manufacturing and Validation Reports relating to the Product;

8.8.4	BAXTER’s Manufacturing Batch Records for the Product;

8.8.5	pertinent analytical reports and manufacturing instructions related to the Product; and

8.8.6	Any and all Active in storage at BAXTER;

8.8.7

All technology, know how, or other Intellectual Property, including Process Intellectual Property, relating to the Production of the Product, all in a form and with content reasonably satisfactory to PONIARD as required to enable PONIARD’s reasonably competent staff to transfer the process of manufacturing the Product (to the extent such process exists at the time of termination) to a third party. BAXTER shall also conduct a technical review meeting with PONIARD to address issues raised by PONIARD regarding the information so provided. PONIARD shall have a fully paid-up, royalty-free, worldwide license under such Intellectual Property to use, manufacture, have manufactured, sell and import Picoplatin, including any product containing API, with right to sublicense.

8.8.8

PONIARD will reimburse BAXTER at a rate of ***(***) Euros per hour for personnel costs beyond those considered reasonable to assist in the transfer of the information provided in Sections 8.8.1-8.8.7 with PONIARD’s support.

Article 9.	PRODUCTION OF PRODUCT

9.1

Production. BAXTER shall Produce Product in conformance with the Product Requirements. During the normal course of managing the collaboration between PONIARD and BAXTER or in the event of any changes to the manufacturing equipment or manufacturing process, PONIARD shall reserve the right of having not more than *** PONIARD employees to be on-site and observe manufacturing of Picoplatin drug product. These visits will be limited to not more than *** per ***. Additional visits will be allowed for changes in manufacturing scale, and process validation.

9.2

Audits. PONIARD shall have the right to audit BAXTER’s facilities to determine compliance with (i) cGMP and (ii) applicable laws and regulations, and to audit records, e.g., cGMP related documents, relating to the services being provided under this Agreement, but excluding financial records, other than records pertaining to costs of Components or other costs to be reimbursed or paid by PONIARD hereunder. Such audits shall be scheduled at mutually agreeable times upon reasonable advance written notice to BAXTER. *** audits through the *** years following Product approval, and *** audits thereafter, as well as audits required by BAXTER’s compliance status with regard to Production of Product (“For Cause Audits”) shall be ***. Additional audits under this Agreement shall be at PONIARD’s expense as detailed in Product Master Plan. Such fees shall be paid promptly upon completion of such audits. If PONIARD requests For Cause Audits BAXTER shall use its best efforts to expedite the scheduling of such audits. In connection with performing such audits, PONIARD shall comply with all reasonable rules and regulations promulgated by BAXTER. All information disclosed or reviewed in such audits relative to BAXTER facilities, equipment, etc. shall be deemed to be the property of BAXTER and BAXTER Confidential Information unless it applies, of course, to PONIARD API, Product, or PONIARD Confidential Information or Intellectual Property.

9.3

Testing and Disposition. BAXTER shall test, or cause to be tested by third party testing facilities audited by BAXTER, in accordance with the Product Specifications, each Batch of Product Produced pursuant to this Agreement before delivery to PONIARD. A certificate of analysis (“CoA”) for each Batch of Product delivered to PONIARD shall set forth the items tested by BAXTER specifications and test results. BAXTER shall send, or cause to be sent, such certificates along with a certificate of conformance (“CoC”) to PONIARD prior to or at the same time of shipment of Product to PONIARD and within *** (***) weeks from the date of fill if such Batch requires no investigations and/or additional testing.

BAXTER will also send to PONIARD the additional documentation as set forth in the Quality Agreement.

PONIARD shall assume full responsibility for final quality assurance release of each Batch of the Product as set forth in the Quality Agreement.

9.4

Stability Testing. At PONIARD’s cost and expense, BAXTER shall perform all stability testing required to be performed on commercial, development, conformance and / or production batches of Product. Such testing shall be performed in accordance with the procedures set out in the product specific BAXTER SOPs for the stability protocol and Product Master Plan.

9.5

Permits and Licenses PONIARD shall have sole responsibility at its expense for obtaining all permits and licenses necessary and required for the use of Product Produced by BAXTER hereunder. BAXTER shall be responsible at its expense to obtain and maintain all generally required licenses required for it to carry out its regulatory and production obligations hereunder.

9.6

Regulatory Requirements. Each party promptly shall notify the other of new regulatory requirements of which it becomes aware which are relevant to the Production of a Product under this Agreement and which are required by an applicable Regulatory Authority or other applicable laws or governmental regulations, and shall confer with each other with respect to the best means to comply with such requirements.

9.7

Equipment Expenses. If BAXTER needs to obtain specialized equipment in order to Produce Product for PONIARD, a description and estimated cost of the equipment shall be set forth in the Product Master Plan. The costs of such equipment shall be paid by PONIARD, i.e., the actual purchase price paid by BAXTER including shipping and insurance costs plus a service fee of *** on the actual purchase price plus VAT. This fee shall include BAXTER’s execution of installation and operational qualification of purchased equipment, excluding performance qualification. BAXTER shall advise PONIARD of the specialized equipment required and the estimated costs associated with the purchase and installation of such equipment. PONIARD shall be invoiced for all approved costs regarding equipment by BAXTER, and PONIARD shall make payments promptly thereafter. In case expenses for specialized equipment exceeds *** Euros, the parties will agree separately on the conditions for these expenses.

9.8

Ownership of Equipment. Upon termination or expiration of this Agreement, BAXTER can, upon agreement by PONIARD, purchase such specialized equipment by paying PONIARD the then current book value of such equipment. Depreciation of such equipment shall be calculated in accordance with applicable generally accepted accounting principles. If BAXTER does not wish to purchase the equipment or PONIARD does not agree to the purchase, BAXTER shall then transfer ownership of the specialized equipment paid for by PONIARD to PONIARD.

9.9

Records. BAXTER will, in accordance with applicable laws and as reasonably requested by PONIARD, maintain complete cGMP production records and reports relating to its activities performed in providing the services under this Agreement (including, without limitation, keeping accurate records of the manufacture, testing and packaging of the Product). BAXTER will provide PONIARD with access to all such records at any time during the term of this Agreement, provided, however, that such access will be required only during normal business hours and with reasonable advance written notice. The Parties agree that this excludes financial records.

Article 10.	REGULATORY

10.1

Regulatory Approvals. PONIARD will diligently pursue Regulatory Approval of marketing licenses for Product Produced by BAXTER hereunder. PONIARD will advise BAXTER of document requirements in support of filings and similar applications required of foreign governments and agencies including amendments, license applications, supplements and maintenance of such. BAXTER will provide documents and assist PONIARD in preparation of submissions to Regulatory Authorities designated by PONIARD in support of PONIARD’s applications required of governments and licenses. All regulatory submission preparation and maintenance performed by BAXTER for PONIARD shall be specified in the BAXTER-supplied quotations in the Product Master Plan. Prior to submission to the Regulatory Authority, PONIARD will provide BAXTER with a copy of the CMC Section for review and comment. A final copy of the CMC Section will be provided by PONIARD to BAXTER upon submission to the Regulatory Authority, with comments from BAXTER to be received within *** (***) business days. Upon Regulatory Approval, PONIARD will notify BAXTER within *** (***) business days of such approval and the anticipated date of Product launch to the market.

10.2

Regulatory Authority Inspections. At PONIARD’s request, BAXTER will authorize Regulatory Authorities to review related applications on PONIARD’s behalf. BAXTER will notify PONIARD immediately by email with confirmation by fax / mail of all contacts with Regulatory Authorities (both written and verbal) related to the Product. BAXTER shall inform PONIARD of the result of any regulatory inspection which directly affects the Production of Product, including any notice of inspection, notice of violation or other similar notice received by BAXTER affecting Production, facility, testing, storage or handling of a Product. In the event of an FDA inspection that directly involves the Product, PONIARD shall be immediately informed of the issuance of the Notice of Inspection. In the event that there are Inspectional Observations, PONIARD shall be informed immediately and shall have the opportunity to review and provide BAXTER with comments to BAXTER’s response. PONIARD shall provide its comments to the response of these observations within ***(***) calendar days. BAXTER and PONIARD shall mutually determine the contents of BAXTER’s response, where such comments strictly involve the manufacture of Product and do not impact other products produced by BAXTER, or BAXTER’s regulatory status with Regulatory Authorities. For all other situations, to the extent possible BAXTER will take PONIARD’s comments into account in this response. PONIARD shall bear the costs of Regulatory Authority Inspection as set forth in the Product Master Plan.

Article 11.	TRADEMARKS

11.1

PONIARD grants to BAXTER a non-exclusive, royalty free license to use PONIARD Trademarks for the sole purpose of allowing BAXTER to fulfill its responsibilities under this Agreement. Such license shall not be transferable in whole or in part.

11.2

PONIARD shall be solely responsible for selecting, registering and enforcing PONIARD Trademarks used to identify the Product and, except as set forth in Section 11.1, shall have sole and exclusive rights in such PONIARD Trademarks.

11.3

BAXTER, on behalf of its employees, agents, subcontractors and Affiliates, agrees not to use the name of PONIARD or any of its employees, agents or affiliates, or reference any of their products, in any publicity, advertising or other publication without PONIARD’s prior written approval.  Results and services provided by BAXTER do not constitute an endorsement of the Product or PONIARD’s scientific conclusions.

Article 12.	REPRESENTATIONS AND WARRANTIES

12.1

Mutual Representations. Each party hereby represents and warrants to the other party that (a) the person executing this Agreement is legally authorized to execute this Agreement; (b) this Agreement is legal and valid and the obligations binding upon such party are enforceable by their terms; and (c) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

12.2

BAXTER Warranty. BAXTER represents and warrants that Product shall be Produced in accordance with Product Requirements and the applicable rules and regulations regarding Environmental, Health and Safety practices within Germany. BAXTER represents and warrants that it has obtained (or will obtain prior to Producing Product), and will maintain, update and remain in compliance with, during the term of this Agreement, all permits, licenses and other authorizations (the “Permits”) which are required under laws and regulations applicable to the Production only of Product as specified in the Product Master Plan; provided, however, BAXTER shall have no obligation to obtain Permits relating to the sale, marketing, distribution or use of Product or with respect to the labeling of Product. BAXTER makes no representation or warranty with respect to the sale, marketing, distribution or use of printed materials specified by PONIARD or its consignee.

12.3

Disclaimer of Warranties. Except for those warranties set forth in Sections 12.1 and 12.2 of this Agreement, BAXTER makes no warranties, written, oral, express or implied, with respect to Product or the Production of Product. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT HEREBY ARE DISCLAIMED BY BAXTER. NO

WARRANTIES OF BAXTER MAY BE CHANGED BY ANY REPRESENTATIVES OF BAXTER. PONIARD accepts Product subject to the terms hereof.

12.4

PONIARD Warranties. PONIARD warrants that (a) it has the right to give BAXTER any information provided by PONIARD hereunder, and that BAXTER has the right to use such information for the Production of Product; (b) PONIARD has no knowledge, as of the date of this Agreement, of any (i) patents or other intellectual property rights that would be infringed by BAXTER’s Production of Product under this Agreement, or (ii) proprietary rights of third parties which would be violated by BAXTER’s performance hereunder; and (c) has obtained (or will obtain prior to producing the Product), and will maintain, update and remain in compliance with, all permits, licenses and other authorizations during the term of this Agreement, which are required under federal, state and local law, rules and regulations applicable to the Production, use and sale of the Product, except those Permits required of BAXTER. PONIARD warrants that the API provided to BAXTER hereunder will (1) conform to the API specifications and (2) not be adulterated or misbranded within the meaning of the FD&C Act. PONIARD’s use and promotion of the Product will be in accordance with its regulatory filings and approvals.

12.5

BAXTER represents as of the date of this Agreement and continuously during the term of this Agreement that it is not debarred pursuant to Section 335(a) or 335(b) of the Federal Food, Drug, and Cosmetic Act (the “Act”). BAXTER represents that it has not been debarred under the Act in the past five (5) years. BAXTER will not employ or use the services of any person or entity to perform the Production of Product who is debarred under the Act or to BAXTER’s knowledge has engaged in activities that could lead to being debarred under the Act. Baxter shall notify PONIARD in writing if it is debarred, or if BAXTER learns that any other person or entity performing the Services is debarred.

Article 13.	LIABILITY

13.1

Limitation of Liability. PONIARD’s sole and exclusive remedies for breach of this Agreement are limited to those remedies set forth in Articles 7, 8, 14 and 16 and to replace the non-conforming Product. Notwithstanding the foregoing, in the event BAXTER fails to supply PONIARD with Product as required hereunder due to BAXTER’s intentional breach of this Agreement, PONIARD’s remedies shall not be limited by the foregoing. However, under no circumstances shall BAXTER be liable for loss of use or profits or other collateral, special, consequential or other damages, losses, or expenses, including but not limited to the cost of cover or the cost of a recall, except as specifically set forth in Article 16, in connection with or by reason of the Production and delivery of Product under this Agreement whether such claims are founded in tort or contract. The foregoing constitutes the sole and exclusive remedies of PONIARD and the sole and exclusive liability of BAXTER. All claims by PONIARD for breach or default under this Agreement shall be brought within one (1) year after the cause of action accrued or shall be deemed waived. As permitted by the applicable laws, the liability of BAXTER is limited to the value of the respective Firm Purchase Order. BAXTER shall not be liable for any costs incurred through the loss of Active Pharmaceutical Ingredient except as set forth in Section 7.2.1.  Under no circumstances shall PONIARD be liable to BAXTER under this Agreement for loss of use or profits or other collateral, special, punitive or consequential damages.

Article 14.	INDEMNIFICATION

14.1

PONIARD Indemnification.  PONIARD shall indemnify, defend and hold harmless BAXTER and its Affiliates and any of their respective directors, officers, employees, subcontractors and agents (collectively “BAXTER Indemnified Parties”) from and against any and all liabilities, obligations, penalties, claims, judgments, demands, actions, disbursements of any kind and nature, suits, losses, damages, costs and expenses (including, without limitation, reasonable attorney’s fees) arising out of or in connection with property damage or personal injury (including without limitation death) of third parties (collectively “Claims”) in connection with (a) PONIARD’s transport, storage, promotion, labeling, marketing, distribution, use or sale of Product, (b) PONIARD’s negligence or willful misconduct, (c) PONIARD’s breach of this Agreement, or (d) any claim that the use, sale, Production, marketing or distribution of Product by BAXTER or PONIARD violates the patent, trademark, copyright or other proprietary rights of any third party, except if any of the foregoing (a) or (d) is caused solely by the negligence or willful misconduct of the BAXTER Indemnified Parties or solely by the breach by BAXTER of its obligations under this Agreement.

14.2

BAXTER Indemnification. BAXTER shall indemnify, defend and hold harmless PONIARD and its Affiliates and any of their respective directors, officers, employees, subcontractors and agents (collectively “PONIARD Indemnified Parties”) from and against any and all liabilities, obligations, penalties, claims, judgments, demands, actions, disbursements of any kind and nature, suits, losses, damages, costs and expenses (including, without limitation, reasonable attorney’s fees) arising out of or in connection with property damage or personal injury (including without limitation death) of third parties (collectively “Claims”) resulting solely from BAXTER’s negligence, willful misconduct or solely by the breach of its obligations under this Agreement.

14.3

Indemnitee Obligations. A party (the “Indemnitee”) which intends to claim indemnification under this Article 14 shall promptly notify the other party (the “Indemnitor”) in writing of any action, claim or other matter in respect of which the Indemnitee or any of its Affiliates, or any of their respective directors, officers, employees, subcontractors, or agents, intend to claim such indemnification; provided, however, that failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure. The Indemnitee shall permit, and shall cause its Affiliates, and their respective directors, officers, employees, subcontractors and agents to permit, the Indemnitor, at its discretion, to settle any such action, claim or other matter, and the Indemnitee agrees to the complete control of such defense or settlement by the Indemnitor. Notwithstanding the foregoing, the Indemnitor shall not enter into any settlement that would adversely affect the Indemnitee’s rights hereunder, or impose any obligations on the Indemnitee in addition to those set forth herein, in order for it to exercise such rights, without Indemnitee’s prior written consent, which shall not be unreasonably withheld or delayed. No such action, claim or other matter shall be settled without the prior written consent of the Indemnitor, which shall not be unreasonably withheld or delayed. The Indemnitee, its Affiliates, and their respective directors, officers, employees, subcontractors and agents shall fully cooperate with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or other matter covered by the indemnification obligations of this Article 14. The Indemnitee shall have the right, but not the obligation, to be represented in such defense by counsel of its own selection and at its own expense.

14.4

Injunction. In the event that the Production of Product in BAXTER’s facility is enjoined due to alleged infringement by either party of the proprietary rights of a third party, BAXTER shall not be required to Produce Product and such non-Production shall not be deemed a breach of this Agreement

Article 15.	INSURANCE

15.1

PONIARD Insurance. PONIARD shall procure and maintain, during the Term of this Agreement and for a period *** (***) *** beyond the expiration date of Product, Commercial General Liability Insurance and Product Liability Insurance, which shall include Contractual Liability coverage (the “PONIARD Insurance”). PONIARD Insurance shall cover amounts not less than *** (***) combined per claim and in annual aggregate and shall be with a commercially acceptable insurance carrier. BAXTER shall be named as an additional insured with respect to this commercial supply, and PONIARD promptly shall deliver a certificate of PONIARD Insurance and endorsement of additional insured to BAXTER evidencing such coverage. If PONIARD fails to furnish such certificates or endorsements, or if at any time during the Term of this Agreement BAXTER is notified of the cancellation or lapse of PONIARD Insurance, and PONIARD fails to rectify the same within ten (10) calendar days after notice from BAXTER, in addition to all other remedies available to BAXTER hereunder, BAXTER, at its option, may obtain the PONIARD Insurance and PONIARD promptly shall reimburse BAXTER for the cost of the same. Any deductible and/or self insurance retention shall be the sole responsibility of PONIARD.

15.2

BAXTER Insurance. BAXTER is, and shall during the Term of this Agreement remain, self-insured for the type of liability that could arise under Section 14.2 of this Agreement. “BAXTER shall provide a written statement of the existence of such insurance to PONIARD upon written request.

Article 16.	COMPLAINTS, RECALL OF PRODUCT

16.1	In case PONIARD or BAXTER receives complaints regarding Products which require any investigations or tests on the side of BAXTER, PONIARD is obliged to reimburse BAXTER for any costs accrued in connection with this complaint provided that the Product has been accepted by PONIARD as conforming to Product Requirements, unless such complaint is determined to be caused solely by the negligence or willful misconduct of BAXTER or solely by BAXTER’s breach of its warranties under this Agreement.

16.2

In the event PONIARD shall be required to recall any Product because such Product may violate local, state or federal laws or regulations, the laws or regulations of any applicable foreign government or agency or the Product Requirements, or in the event that PONIARD elects to institute a voluntary recall, PONIARD shall be responsible for coordinating such recall. PONIARD promptly shall notify BAXTER if any Product is the subject of a recall and provide BAXTER with a copy of all documents relating to such recall. BAXTER shall cooperate with PONIARD in connection with any recall, at PONIARD’s expense. Unless such recall is caused solely by the negligence or willful misconduct of BAXTER or solely by BAXTER’s breach of its warranties under this Agreement, PONIARD shall be responsible for all of the costs and expenses of such recall. In the event a recall, Product withdrawal or field correction is necessary because both (i) BAXTER has delivered a non-conforming Product to PONIARD, and (ii) such non-conformity is solely due to the negligence of BAXTER, BAXTER will bear all reasonable costs associated with such recall, Product withdrawal or field correction (including but not limited to costs associated with receiving and administering the recalled Product and notification of the recall to those persons whom PONIARD deems appropriate). In no event shall BAXTER’s liability for costs associated with such recall, Product withdrawal or field correction exceed the Purchase Price for the Product which is the subject of such recall, Product withdrawal or field correction. As permitted by the applicable laws the liability of BAXTER is limited to the value of the respective Firm Purchase Order.

Article 17.	INTELLECTUAL PROPERTY

17.1

Existing Intellectual Property. Except as the parties may otherwise expressly agree in writing, each party shall continue to own its existing Intellectual Property, without conferring any interests therein on the other party. Without limiting the generality of the preceding sentence, BAXTER agrees that PONIARD shall retain all right, title and interest arising under the applicable laws, rules and regulations in and to all API, Products and their manufacture, all Intellectual Property relating thereto, and all labeling and trademarks associated therewith (collectively, “PONIARD’s Intellectual Property”). Neither BAXTER nor any third party shall acquire any right, title or interest in PONIARD’s Intellectual Property by virtue of this Agreement or otherwise, except to the extent expressly provided herein.

17.2

New Intellectual Property. Except as the parties may otherwise agree in writing and except as set forth in Sections 17.3 and 17.4, all Intellectual Property which is conceived, reduced to practice, or created by a party in the course of performing its obligations under this Agreement shall be owned and subject to use and exploitation by the party and, in the case of patentable inventions, shall be owned by the party whose employees, consultants or agents are the “inventors” thereof under the U.S. patent laws. In the event the parties jointly own a patentable invention, each party may use and exploit the joint invention without a duty to account to the other party for its use or exploitation of the joint invention.

17.3

Product Intellectual Property. PONIARD and BAXTER each acknowledge and agree that all rights, title and interest in and to any Product Intellectual Property shall be owned by PONIARD, and BAXTER hereby assigns to PONIARD any Product Intellectual Property conceived, discovered or made (jointly or solely) by BAXTER or its Affiliates. BAXTER shall disclose to PONIARD all information pertaining to the Product Intellectual Property conceived, discovered or made by BAXTER or its Affiliates as it becomes available.

17.4

Process Intellectual Property. For Process Intellectual Property conceived, discovered or made solely by BAXTER or its Affiliates, the parties agree that such Process Intellectual Property shall be owned by BAXTER; however, BAXTER hereby grants to PONIARD a paid-up, royalty-free, irrevocable worldwide license, with right for PONIARD or any sub-licensees to sublicense, to such Process Intellectual Property for the manufacturing of any Products that are subject to this Agreement or other products containing Picoplatin API. All Process Intellectual Property conceived, discovered or made by PONIARD shall be owned by PONIARD.

17.5

Disclaimer. Except as otherwise expressly provided above or herein, nothing contained in this Agreement shall be construed or interpreted, either expressly or by implication, or otherwise, as: (i) a grant, transfer or other conveyance by either party to the other of any right, title, license or other interest of any kind in any of its Intellectual Property, (ii) creating an obligation on the part of either party to make any such grant, transfer or other conveyance or (iii) requiring either party to participate with the other party in any cooperative development program or project of any kind or to continue with any such program or project.

17.6

Patents. The party owning any Intellectual Property shall have the worldwide right to control the drafting, filing, prosecution and maintenance of patents covering the Intellectual Property, including decisions about the countries in which to file patent applications. Patent costs associated with the patent activities described in this section shall be borne by the owner. Each party will cooperate with the other party in the filing and prosecution of patent applications. Such cooperation will include, but not be limited to, furnishing supporting data and affidavits for the prosecution of patent applications and completing and signing forms needed for the prosecution, assignment and maintenance of patent applications. In the event the parties jointly own a patentable invention, they shall mutually agree upon the drafting, filing, prosecution and maintenance of patent applications and patents thereon.

17.7

Confidentiality of Intellectual Property. Intellectual Property shall be deemed to be the Confidential Information of the party owning such Intellectual Property to the extent it has not become publicly available. The protection of each party’s Confidential Information is described in Article 18. Any disclosure of information by one party to the other under the provisions of

Article 18 shall be treated as the disclosing party’s Confidential Information under this Agreement. It shall be the responsibility of the party preparing a patent application to obtain the written permission of the other party to use or disclose the other party’s Confidential Information in the patent application before the application is filed and for other disclosures made during the prosecution of the patent application.

Article 18.	CONFIDENTIAL INFORMATION, NONDISCLOSURE AND PUBLICITY

18.1

Confidentiality. It is contemplated that in the course of the performance of this Agreement each party may, from time to time, disclose Confidential Information to the other. Each party agrees to take all reasonable steps to prevent disclosure of Confidential Information to third parties. No provision of this Agreement shall be construed so as to preclude disclosure of Confidential Information as may be reasonably necessary to secure from any governmental agency necessary approvals or licenses or to obtain patents with respect to the Product. Each party shall not disclose or use, except as permitted by this Agreement subject to Section 18.2, the other party’s Confidential Information.

18.2

Prior Confidentiality Agreement. This Agreement, by reference, incorporates the Confidentiality Agreement signed by PONIARD and BAXTER on January 13, 2005, and is made a part hereof as though fully set forth herein and all terms and conditions set forth in the Confidentiality Agreement shall continue to govern any disclosure made under the Confidentiality Agreement and shall govern any disclosure made as of the Effective Date of this Agreement.

18.3

Third Party Disclosure. BAXTER shall be permitted to disclose Product information to third party developmental and analytical services providers in connection with performance of its obligations hereunder provided such providers shall be subject to confidentiality agreements no less restrictive than the confidentiality provisions contained herein. Either party may disclose Confidential Information of the disclosing party to those Affiliates, agents and consultants who need to know such information to accomplish the purposes of this Agreement (collectively, “Permitted Recipients”); provided that such Permitted Recipients are bound to maintain such Confidential Information in confidence and are subject to confidentiality agreements no less restrictive than this Agreement.

18.4

Litigation and Governmental Disclosure. Each party may disclose Confidential Information hereunder to the extent such disclosure is reasonably necessary for prosecuting or defending litigation, or complying with applicable governmental regulations provided that if a party is required by law or regulation to make any such disclosure of the other party’s Confidential Information it will, except where impractical for necessary disclosures, for example in the event of a medical emergency, give reasonable advance notice to the other party of such disclosure requirement and will use good faith efforts to assist such other party to secure a protective order or confidential treatment of such Confidential Information required to be disclosed.

18.5

Limitation of Disclosure. The parties agree that, except as otherwise may be required by applicable laws, regulations, rules or orders, including without limitation the rules and regulations, and except as may be authorized in Section 18.4 and unless otherwise agreed in this Agreement, no information concerning this Agreement and the transactions contemplated herein shall be made public by either party without the prior written consent of the other, except as may be required by law.

18.6

Publicity and SEC Filings. The parties agree that the public announcement of the execution of this Agreement shall only be by one or more press releases mutually agreed to by the parties, except where earlier disclosure or SEC filings are required by law or other regulations. The failure of a party to return a draft of a press release with its proposed amendments or modifications to such press release to the other party within three (3) business days of such party’s receipt of such press release shall be deemed as such party’s approval of such press release as received by such party. Each party agrees that it shall cooperate fully and in a timely manner with the other with respect to all disclosures to the Securities and Exchange Commission or any other governmental or regulatory agencies, including requests for confidential treatment of Confidential Information of either party included in any such disclosure.

18.7

Duration of Confidentiality. All obligations of confidentiality and non-use imposed upon the parties under this Agreement shall expire *** (***) years after the expiration or earlier termination of this Agreement.

18.8

Production of similar / Identical products for other Customers. It is understood that BAXTER may have present or future initiatives, including initiatives with third parties, involving products or processes that compete or are similar / identical with the Product Produced under this Agreement. Accordingly, PONIARD acknowledges that nothing in this Agreement shall be construed as a representation or inference by either party that it will not develop for itself, or produce for others products or implement processes that compete with the Product or are similar / identical, provided that Confidential Information is not used in breach of this Agreement.

Article 19.	FORCE MAJEURE

19.1

Any delay in the performance of any of the duties or obligations of either party hereto (except the payment of money) caused by an event outside the affected party’s reasonable control shall not be considered a breach of this Agreement, and unless provided to the contrary herein, the time required for performance shall be extended for a period equal to the period of such delay. Such events shall include without limitation, acts of God; acts of public enemies; insurrections; riots; terrorist actions; injunctions; embargoes; labor disputes, including strikes, lockouts, job actions, or boycotts; fires; explosions; floods; shortages of material or energy; delays in the delivery of raw materials; acts or orders of any government or agency thereof or of Competent Authority or other unforeseeable causes beyond the reasonable control and without the fault or negligence of the party so affected. The party so affected shall give prompt notice to the other party of such cause and a good faith estimate of the continuing effect of the force majeure condition and duration of the affected party’s nonperformance, and shall take whatever reasonable steps are appropriate to relieve the effect of such causes as rapidly as possible. If the period of nonperformance by BAXTER because of BAXTER force majeure conditions exceeds 90 (ninety) calendar days, PONIARD may terminate this Agreement by written notice to BAXTER. If the period of nonperformance by PONIARD because of PONIARD force majeure conditions exceeds 90 (ninety) calendar days, BAXTER may terminate this Agreement by written notice to PONIARD.

Article 20.	NOTICES

20.1	All notices hereunder shall be delivered by facsimile and confirmed by registered mail, to the following address of the respective parties:

If to BAXTER:	Baxter Oncology GmbH
Kantstr. 2
33790 Halle / Westfalen
Germany
Attn: Associate Director for Contract Manufacturing and Business Development

	Fax No.	+49 5201 711 1880
	Telephone No.	+49 5201 711 1896

With a copy to:	Baxter Germany
Edisonstr. 4
85719 Unterschleißheim
Germany
Attn: Legal Counsel

	Fax No.	+49 89 31701 547
	Telephone No.	+49 89 31701 285

If to PONIARD:	Director of Manufacturing
Poniard Pharmaceuticals, Inc.
300 Elliott Avenue West #500
Seattle, Washington 98119

	Fax No.	206-284-7112
	Telephone No.	206-281-7001, ext 103

With a copy to:	Vice-President, Legal
Poniard Pharmaceuticals, Inc.
300 Elliott Avenue West #500
Seattle, Washington 98119

	Fax No.	206-286-2537
	Telephone No.	206-281-7001, ext 526

Notices shall be effective on the day following the date of transmission if sent by facsimile, and on the second business day following the date of delivery to the overnight delivery service if sent by overnight delivery. A party may change its address listed above by notice to the other party given in accordance with this section.

Article 21.	APPLICABLE LAW

21.1

This Agreement shall be construed, interpreted and governed by the substantive laws of Switzerland, without regard to conflict of law principles to the contrary. The courts of Switzerland shall have personal jurisdiction over the parties hereto in all matters arising hereunder, and venue for such suit will be in any competent court of Zurich.

Article 22.	ASSIGNMENT

22.1

Neither party shall assign this Agreement or any part hereof or any interest herein to any third party (or use any subcontractor) without the prior written approval of the other party. The parties shall be entitled to assign this Agreement to one of its Affiliates (so long as it remains an Affiliate) without the other party’s prior approval. No consent shall be required in the case of a transfer or partnership of a PONIARD program, or in the case of a transfer or partnership to a wholly-owned subsidiary, or transaction involving the merger, consolidation, sale or partnership of all or substantially all of the assets of the party seeking such assignment or transfer and such transaction relates to the business covered by this Agreement and the resulting entity assumes all of the obligations under this Agreement.  No assignment shall be valid unless the permitted assignee(s) assumes all obligations of its assignor under this Agreement.  No assignment shall relieve any party of responsibility for the performance of its obligations hereunder. PONIARD shall inform BAXTER in writing prior to concluding a partnership or transferring rights to the Product. If the Product partnership or transfer involves a direct competitor of BAXTER in the area of cytotoxic contract manufacturing, BAXTER shall be entitled, within sixty (60) days of receiving notice of such partnership or transfer, to terminate this Agreement by giving twenty-four (24) months’ prior written notice. During this termination period PONIARD will remain BAXTER’s contact partner with respect to all questions arising under this Agreement. PONIARD will strictly adhere to its confidentiality obligations towards its partner and / or successor, especially but not limited to BAXTER’s manufacturing.

Article 23.	SUCCESSORS AND ASSIGNS

23.1	This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

Article 24.	ENTIRE AGREEMENT

24.1

This Agreement, including the agreements identified in Articles 2 and 18.2, constitute the entire agreement between the parties concerning the subject matter hereof and supersedes all written or oral prior agreements or understandings with respect thereto.

Article 25.	SEVERABILITY

25.1

If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

Article 26.	WAIVER AND MODIFICATION OF AGREEMENT

26.1

No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by both parties hereto. Failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

Article 27.	INDEPENDENT CONTRACTOR

27.1	Both parties shall act as an independent contractor for the other party in providing the services required hereunder and shall not be considered an agent of, or joint venturer with, the other party.

Article 28.	NO SUBCONTRACTORS

BAXTER shall obtain written approval from PONIARD prior to subcontracting any work or services involved in the fulfillment of this Agreement, its extensions, or any purchase orders referencing this Agreement.  Exempt from said obligations are subcontracts for warehousing, cleaning, and technical and maintenance services.  In the event PONIARD authorizes any such subcontracting, BAXTER agrees to remain fully responsible to PONIARD for any portion of the services performed to the same extent as if such portion of the services was performed directly by BAXTER.

IN WITNESS WHEREOF, the parties have caused this Commercial Supply Agreement to be signed by their duly authorized representatives.

“BAXTER”		“PONIARD”

Date:	11/20/08	Date:	11/22/08

By:	/s/ Brik V. Eyre	By:	/s/ Ronald A. Martell

Name:	Brik V. Eyre	Name:	Ronald A. Martell

Title:	General Manager, BPS	Title:	President

*** Indicates confidential material that has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission.  A complete copy of this agreement has been separately filed with the Securities and Exchange Commission.

PRODUCT MASTER PLAN

FOR Picoplatin Injection

This Product Master Plan to the CLINICAL and COMMERCIAL SUPPLY AGREEMENTS is between Poniard Pharmaceuticals Inc. having an office at 300 Elliott Ave. West, Suite 500, Seattle, WA 98119-4114, USA, as such term is defined herein (“PONIARD”) and Baxter Oncology GmbH, with its principal place of business at Kantstr. 2, 33790 Halle / Westfalen, Germany, as such term is defined herein (“BAXTER”).

RECITALS

PONIARD and BAXTER have concluded CLINICAL and COMMERCIAL SUPPLY AGREEMENT and a QUALITY AGREEMENT regarding the Production of the Products set forth in this Product Master Plan.

This Product Master Plan is concluded as an integral part of the CLINICAL and COMMERCIAL SUPPLY AGREEMENTS and the CLINICAL and COMMERCIAL QUALITY AGREEMENTS to define details for the production of Presentations of Picoplatin Injection.

This document is a living document. Any changes will be made in writing after discussion between the parties and mutual agreement of the changes. Any amendments have to be signed by the representatives of the technical team from both parties.  Revisions to the pricing for *** scale Development, Clinical, Validation and Commercial batches shall be subject to the appropriate sections of the COMMERCIAL SUPPLY AGREEMENT.

Version:  No. 4

Change Index:	• Update of the chapter ‘Recitals’

• New responsibilities for signature at Poniard

• Update of the chapter ‘Presentations’: ***, adding several new countries

• Update of the chapter ‘Product manufacturing’: Adding of new documents, ***

• Update of the chapter ‘Specifications’: ***

• Update of the chapter ‘Quality Control’: ***

• Update of the chapter ‘Validation in Production’:

• Joining of the updated chapter ‘Documentation’ and the updated chapter ‘Pricing and Production Schedule

• Update of the table ‘Contacts and Responsible Persons’

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In witness whereof, the parties have caused this Product Master Plan to be signed by their duly authorized representatives.

“BAXTER”		“BAXTER”

By:	/s/ Sven Remmerbach	By:	/s/ Uwe Wolk
Name:	Sven Remmerbach, Ph.D.	Name:	Uwe Wölk, Ph.D:
Title:	Associate Director Business Development / Contract Manufacturing	Title:	Manager Contract Manufacturing / Process Transfer
Date:	October 10, 2008	Date:	October 9, 2008

“PONIARD”		“PONIARD”

By:	/s/ Alstair Leigh,	By:	/s/ Kevin Hovda
Name:	Alistair Leigh, Ph.D.	Name:	Keith Hovda
Title:	Sr. Director, Product Development	Title:	Director, Manufacturing
Date:	October 17, 2008	Date:	October 20, 2008

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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Table of contents

1	Presentations	4

2	Product Manufacturing	5

2.1	Composition of compounding solution	5

2.2	Manufacturing Instructions / Master Batch Record	5

2.3	Packaging Master / Aufmachungsvorschrift	5

2.4	Storing / Shipping Conditions	5

3	Specifications	6

3.1	API, supplied by PONIARD	6

3.2	Excipient(s), supplied by BAXTER	6

3.3	Packaging Material(s), supplied by BAXTER	6

3.4	Clinical labels, supplied by PONIARD	7

3.5	Finished Drug Product Release Specification	7

4	Quality Control	8

4.1	In Process Control	8

4.2	Analytical Methods (API)	8

4.3	Analytical Methods (Excipients)	8

4.4	Analytical Methods (Water for Injection)	8

4.5	Analytical Methods (Drug Product)	9

4.6	Microbiological Methods (Validation Protocols, Validation Reports and Testing Methods)	9

4.7	Stability Storage and Drug Product Development Studies	10

4.8	Retention Samples	10

5	Validation in Production	11

5.1	Cleaning validation	11

5.2	Process validation	11

6	Batch Documentation, Pricing and Production Schedule	12

6.1	Batch Documentation	12

6.2	Purchase Price	12

6.3	Value of the API	13

6.4	Production Schedule	13

6.5	Quality Assurance Audits	13

6.6	Regulatory Authority Inspection Audits	13

6.7	Batch Records Review	13

6.8	Reservation Fees	13

6.9	Acceleration Fees	13

6.10	Extended Storage of Picoplatin Drug Product	13

7	Shipping Responsibilities	14

8	Contacts and Responsible Persons	15

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1                 Presentations

***

BAXTER shall Produce Picoplatin Injection in accordance with cGMP for utilization in clinical trials conducted in the EU, Russia, Ukraine, Bosnia, Belarus, Croatia, Serbia, Montenegro, India, Argentina, Chile, Uruguay, US and Canada.

BAXTER shall Produce Picoplatin Injection in accordance with cGMP for commercial sale in the following countries:  Argentina, Armenia, Aruba, Aserbaidschan, Australia, Austria, Bahrain, Bangladesh, Belgium, Belarus, Benin, Bolivia, Bosnia, Brazil, Canada, Chile, China, Czech Rep., Costa Rica, Croatia, Cyprus, Denmark, Dominican Republic, Ecuador, Egypt, Estonia, Finland, France, Georgia, Greece, Germany, Guatemala, Honduras, Hong Kong, Hungary, India, Indonesia, Ireland, Iceland, Italy, Japan, Kamerun, Kazakhstan, Kirgistan, Kroatia, Kuwait, Latvia, Lithuania, Luxembourg, Malaysia, Malta, Mexico, Moldavia, Montenegro, Myanmar, New Zealand, Nicaragua, Netherlands, Norway, Oman, Pakistan, Panama, Paraguay, Peru, Philippines, Poland, Portugal, Romania, Russia, Saudi Arabia, Serbia, South Korea, Sweden, Switzerland, Singapor, Slowakia, Slovenia, Spain, Sri Lanka, South Africa, Taiwan, Thailand, Trinidad, Turkey, Tunisia, Turkmenistan, Ukraine, Uzbekistan, Venezuela, United Arabian Emirates, UK, US,Uruguay Vietnam, Yemen

No Trademark has currently been registered, therefore the name “Picoplatin Injection” is to be used for the product until such time as a registered mark is available.

The product Picoplatin Injection shall be filled into ***.

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2                 Product Manufacturing

2.1       Composition of compounding solution

***

2.2       Manufacturing Instructions / Master Batch Record

***

2.3       Packaging Master / Aufmachungsvorschrift

***

2.4       Storing / Shipping Conditions

***

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3                 Specifications

3.1       API, supplied by PONIARD

***

3.2       Excipient(s), supplied by BAXTER

***

3.3       Packaging Material(s), supplied by BAXTER

***

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3.4       Clinical labels, supplied by PONIARD.

***

3.5       Drug Product Release Specification

***

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4                 Quality Control

4.1            In Process Control

***

4.2            Analytical Methods (API)

***

4.3            Analytical Methods (Excipients)

***

4.4            Analytical Methods (Water for Injection)

***

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4.5            Analytical Methods (Drug Product)

***

4.6            Microbiological Methods (Validation Protocols, Validation Reports and Testing Methods)

***

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4.7            Stability Storage and Drug Product Development Studies

***

4.8            Retention Samples

Retention samples of the drug or finished product will be handled as described in the Master Batch Record or Sampling Plan and the retention samples of the excipients will be handled as described in the QUALITY AGREEMENT.

If changes are necessary, this will be mentioned in an amendment to this Product Master Plan.

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5                 Validation in Production

5.1            Cleaning validation

Cleaning validation is required if a multi purpose vessel will be used and if the product should be a new worst-case product. If the product is not a worst-case product, it will be implemented into the existing grouping. Based on the information Poniard has provided so far, a cleaning verification (***) has been performed for the compounding in the ***. The assessment of these results led to the conclusion that ***.

A cleaning validation for the compounding in the *** is necessary.

***

5.2            Process validation

***

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6                 Batch Documentation, Pricing and Production Schedule

6.1            Batch Documentation

•                  Photocopy of the Released Executed Batch Record(s) to be available to PONIARD upon request within *** business days ***.  Prior to this ***, BAXTER will provide a photocopy of the Released Executed Batch Record(s) for each produced batch.

•                  Certificate of Analysis, to be provided by BAXTER to PONIARD for each produced batch.

•                  Certificate of Compliance, to be provided by BAXTER to PONIARD for each produced batch.

BAXTER shall maintain all of the production and testing records (raw data with respect to analytical measurements including microbiological analysis) for *** years. Details are regulated in the QUALITY AGREEMENT.

6.2            Purchase Price

***

Price Adjustment for Batches is described in the Commercial Supply Agreement

***

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6.3            Value of the API

The value of the API is *** Euro per ***.

6.4            Production Schedule

PONIARD will provide BAXTER with purchase orders as set forth in the CLINICAL and COMMERCIAL SUPPLY AGREEMENTS.

6.5            Quality Assurance Audits

A charge of *** Euro (in words: *** Euro) for *** days will be paid to BAXTER by PONIARD for quality assurance audits in excess of the number defined in the COMMERICAL SUPPLY AGREEMENT, except in the case of “For Cause Audits”.

6.6            Regulatory Authority Inspection Audits

A charge of *** Euro (in words: ***) per day will be paid to BAXTER by PONIARD for Picoplatin Injection related regulatory authority inspections (FDA-PAI).  In the event that the inspection is for more than one product, these fees will be pro-rated.

A charge *** Euro (in words ***) per hour will be paid to BAXTER for PONIARD requested regulatory support (per signed regulatory plan).

6.7            Batch Records Review

A charge of *** Euro (in words: ***) per hour will be paid to BAXTER for PONIARD requested revisions to Master Batch Records in excess of *** per year.

6.8            Reservation Fees

In case of a change to or cancellation of a Firm Purchase Order, either upon PONIARD`s request or due to delayed Component deliveries caused by PONIARD, BAXTER shall use its best efforts to find a replacement for the unused capacity. If Baxter is unable to find a replacement for the unused capacity, PONIARD will be charged *** to compensate BAXTER for any unused direct labor and unused other resources due to the change or cancellation.

6.9            Acceleration Fees

A charge of *** Euro (***) will be paid to BAXTER for delivery dates of material supplied by Poniard (e.g. API) that are less than the required *** days before a reserved Picoplatin manufacturing date.

6.10     Extended Storage of Picoplatin Drug Product

A charge of *** Euro (***) per *** per *** will be paid to BAXTER for PONIARD requested storage of the Picoplatin Drug Product in the warehouse of BAXTER for more than *** (***) days after PONIARD’s Quality Assurance release of Product.

The duration of the storage time that is free of charge is defined in the COMMERCIAL SUPPLY AGREEMENT.

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7                 Shipping Responsibilities

All shipping activities will be done under EX WORKS conditions according to the INCOTERMS 2000.

PONIARD will be responsible to assign the shipments with an international forwarding company and to organize the transportation from Baxter to the country and the company specified by PONIARD, which conducts or arranges the final packaging and labeling activities.

BAXTER will support these activities with information to the forwarding company and preparation of the products for transportation.

All shipping activities from Poniard or its designees to Baxter shall be done under DDP conditions according to the INCOTERMS 2000.

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8                 Contacts and Responsible Persons

BAXTER

Contacts	Name	Phone (Fax), email
Technical pharmaceutical questions	Uwe Woelk, Ph.D.	[telephone number and e-mail address]
Technical pharmaceutical questions	Eckhard Fliegner	[telephone number and e-mail address]
Quality Control	Michael Rattay, Ph.D.	[telephone number and e-mail address]
Quality Assurance	Dietmar Hofmann, Ph.D.	[telephone number and e-mail address]

Responsible persons	Name	Phone/Fax
Responsible for manufacturing	Olaf Reer, Ph.D.	[telephone number and e-mail address]
Responsible for Quality Control (= qualified person as referred to in Art. 48 ff. of EU Directive 2001/83)	Dietmar Hofmann, Ph.D.	[telephone number and e-mail address]
Head of Quality Assurance

PONIARD

Contacts	Name	Phone/Fax
Technical pharmaceutical questions/Manufacturing	Keith Hovda	[telephone number and e-mail address]
Quality Assurance	Dana Wolf	[telephone number and e-mail address]
Quality Control	Bruce Girton	[telephone number and e-mail address]

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